EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Media Relations: Matt Walsh (650) 312-2245, matthew.walsh@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces First Quarter Results

San Mateo, CA, January 30, 2023 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $165.6 million or $0.32 per diluted share for the quarter ended December 31, 2022, as compared to $232.7 million or $0.46 per diluted share for the previous quarter, and $453.2 million or $0.88 per diluted share for the quarter ended December 31, 2021. Operating income was $194.0 million for the quarter ended December 31, 2022, as compared to $348.5 million for the previous quarter and $557.7 million for the prior year.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles. Adjusted net income2 was $262.4 million and adjusted diluted earnings per share2 was $0.51 for the quarter ended December 31, 2022, as compared to $394.4 million and $0.78 for the previous quarter, and $553.6 million and $1.08 for the quarter ended December 31, 2021. Adjusted operating income2 was $395.1 million for the quarter ended December 31, 2022, as compared to $494.1 million for the previous quarter and $685.9 million for the prior year.

“Despite the challenging market backdrop in our first fiscal quarter, we saw a number of positive developments to further diversify our business,” said Jenny Johnson, President and CEO of Franklin Resources, Inc. “While long-term net outflows stood at $10.9 billion for the quarter, we were pleased to see the highest level of net inflows in over a decade into cash management strategies which were driven by institutional demand for low-risk assets in this uncertain market environment and helped to generate total net inflows of $6.6 billion. Flows were also net positive into key growth areas, including into our three largest alternative managers, Benefit Street Partners, Clarion Partners, and Lexington Partners, as well as into multi-asset strategies, ETFs, and Canvas®, our Custom Indexing solution platform. Overall relative investment performance improved in our one-, three-, and five-year time periods and our won-but-not-funded institutional pipeline continued to increase.

“We continue to invest strategically in areas that are driving industry growth. During the quarter, we closed the acquisition of Alcentra, a leading European alternative credit manager, increasing our alternative credit AUM to $78.5 billion. Our alternative assets under management now total $257 billion, or 19% of our AUM, making us one of the largest managers of alternative assets.

“Looking ahead, our strong balance sheet and financial discipline position us to continue capitalizing on the trends that shape our industry, as we meet the evolving needs of our clients around the world.”

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Dec-22	30-Sep-22	Qtr. vs. Qtr.	31-Dec-21	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$1,967.1	$1,939.0	1%	$2,224.0	(12%)
Operating income	194.0	348.5	(44%)	557.7	(65%)
Operating margin	9.9%	18.0%		25.1%

Net income¹	$165.6	$232.7	(29%)	$453.2	(63%)
Diluted earnings per share	0.32	0.46	(30%)	0.88	(64%)

As adjusted (non-GAAP):[2]
Adjusted operating income	$395.1	$494.1	(20%)	$685.9	(42%)
Adjusted operating margin	27.5%	32.2%		39.8%

Adjusted net income	$262.4	$394.4	(33%)	$553.6	(53%)
Adjusted diluted earnings per share	0.51	0.78	(35%)	1.08	(53%)

Assets Under Management
(in billions)
Ending	$1,387.7	$1,297.4	7%	$1,578.1	(12%)
Average[3]	1,353.5	1,373.6	(1%)	1,554.2	(13%)
Long-term net flows	(10.9)	(20.4)		24.1

Total assets under management (“AUM”) were $1,387.7 billion at December 31, 2022, up $90.3 billion or 7% during the quarter due to the positive impact of $48.8 billion of net market change, distributions, and other, an increase of $34.9 billion due to the acquisition of Alcentra Holdings, Inc. and $17.5 billion of cash management net inflows, offset in part by $10.9 billion of long-term net outflows.

Cash and cash equivalents and investments4 were $5.6 billion and, including the Company’s direct investments in consolidated investment products, were $6.6 billion at December 31, 2022. Total stockholders’ equity was $12.6 billion and the Company had 500.3 million shares of common stock outstanding at December 31, 2022. The Company repurchased 0.5 million shares of its common stock for a total cost of $14.2 million during the quarter ended December 31, 2022.

Conference Call Information

A written commentary on the results by Jenny Johnson, President and CEO; Matthew Nicholls, Executive Vice President, CFO and COO; and Adam Spector, Executive Vice President, Global Advisory Services and Head of Global Distribution will be available via investors.franklinresources.com today at approximately 8:30 a.m. Eastern Time.

Ms. Johnson and Messrs. Nicholls and Spector will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions. Access to the teleconference will be available via investors.franklinresources.com or by dialing (+1) (888) 396-8049 in North America or (+1) (416) 764-8646 in other locations using access code 12963587. A replay of the teleconference can also be accessed by calling (+1) (877) 674-7070 in North America using access code 963587 after 2:00 p.m. Eastern Time on January 30, 2023 through February 6, 2023, or via investors.franklinresources.com.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or written commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended December 31,		% Change
	2022	2021
Operating Revenues
Investment management fees	$1,631.8	$1,760.5	(7%)
Sales and distribution fees	291.9	398.2	(27%)
Shareholder servicing fees	33.4	47.7	(30%)
Other	10.0	17.6	(43%)
Total operating revenues	1,967.1	2,224.0	(12%)
Operating Expenses
Compensation and benefits	979.2	802.6	22%
Sales, distribution and marketing	388.6	510.1	(24%)
Information systems and technology	121.4	123.8	(2%)
Occupancy	54.5	56.3	(3%)
Amortization of intangible assets	83.2	58.3	43%
General, administrative and other	146.2	115.2	27%
Total operating expenses	1,773.1	1,666.3	6%
Operating Income	194.0	557.7	(65%)
Other Income (Expenses)
Investment and other income, net	91.1	57.0	60%
Interest expense	(30.9)	(19.3)	60%
Investment and other income (losses) of consolidated investment products,net	(13.6)	104.7	NM
Expenses of consolidated investment products	(11.5)	(4.2)	174%
Other income, net	35.1	138.2	(75%)
Income before taxes	229.1	695.9	(67%)
Taxes on income	60.3	151.1	(60%)
Net income	168.8	544.8	(69%)
Less: net income (loss) attributable to
Redeemable noncontrolling interests	(1.5)	7.5	NM
Nonredeemable noncontrolling interests	4.7	84.1	(94%)
Net Income Attributable to Franklin Resources, Inc.	$165.6	$453.2	(63%)

Earnings per Share
Basic	$0.32	$0.89	(64%)
Diluted	0.32	0.88	(64%)
Dividends Declared per Share	$0.30	$0.29	3%

Average Shares Outstanding
Basic	489.6	489.8	0%
Diluted	490.2	490.6	0%

Operating Margin	9.9%	25.1%

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended			% Change	Three Months Ended
	31-Dec-22	30-Sep-22			30-Jun-22	31-Mar-22	31-Dec-21
Operating Revenues
Investment management fees	$1,631.8	$1,571.0	`	4%	$1,636.1	$1,649.2	$1,760.5
Sales and distribution fees	291.9	311.0		(6%)	335.6	370.2	398.2
Shareholder servicing fees	33.4	46.2		(28%)	46.9	52.2	47.7
Other	10.0	10.8		(7%)	12.7	9.4	17.6
Total operating revenues	1,967.1	1,939.0		1%	2,031.3	2,081.0	2,224.0
Operating Expenses
Compensation and benefits	979.2	768.0		28%	766.7	752.5	802.6
Sales, distribution and marketing	388.6	412.8		(6%)	440.3	482.4	510.1
Information systems and technology	121.4	123.6		(2%)	125.9	126.9	123.8
Occupancy	54.5	55.8		(2%)	53.8	53.0	56.3
Amortization of intangible assets	83.2	81.5		2%	81.8	60.4	58.3
General, administrative and other	146.2	148.8		(2%)	158.1	142.8	115.2
Total operating expenses	1,773.1	1,590.5		11%	1,626.6	1,618.0	1,666.3
Operating Income	194.0	348.5		(44%)	404.7	463.0	557.7
Other Income (Expenses)
Investment and other income (losses), net	91.1	(6.6)		NM	13.0	27.7	57.0
Interest expense	(30.9)	(27.1)		14%	(28.9)	(22.9)	(19.3)
Investment and other income (losses) of consolidated investment products, net	(13.6)	(51.0)		(73%)	(74.4)	3.0	104.7
Expenses of consolidated investment products	(11.5)	(9.6)		20%	(1.3)	(4.6)	(4.2)
Other income (expenses), net	35.1	(94.3)		NM	(91.6)	3.2	138.2
Income before taxes	229.1	254.2		(10%)	313.1	466.2	695.9
Taxes on income	60.3	48.5		24%	89.5	107.1	151.1
Net income	168.8	205.7		(18%)	223.6	359.1	544.8
Less: net income (loss) attributable to
Redeemable noncontrolling interests	(1.5)	3.3		NM	(0.5)	(57.2)	7.5
Nonredeemable noncontrolling interests	4.7	(30.3)		NM	(32.3)	66.7	84.1
Net Income Attributable to Franklin Resources, Inc.	$165.6	$232.7		(29%)	$256.4	$349.6	$453.2

Earnings per Share
Basic	$0.32	$0.46		(30%)	$0.50	$0.68	$0.89
Diluted	0.32	0.46		(30%)	0.50	0.68	0.88
Dividends Declared per Share	$0.30	$0.29		3%	$0.29	$0.29	$0.29

Average Shares Outstanding
Basic	489.6	487.7		0%	487.5	490.0	489.8
Diluted	490.2	488.2		0%	487.9	490.5	490.6

Operating Margin	9.9%	18.0%	19.9%	22.2%	25.1%

AUM AND FLOWS

(in billions)	Three Months Ended December 31,		% Change
	2022	2021
Beginning AUM	$1,297.4	$1,530.1	(15%)
Long-term inflows	70.5	107.0	(34%)
Long-term outflows	(81.4)	(82.9)	(2%)
Long-term net flows	(10.9)	24.1	NM
Cash management net flows	17.5	5.8	202%
Total net flows	6.6	29.9	(78%)
Acquisitions	34.9	7.7	353%
Net market change, distributions and other[5]	48.8	10.4	369%
Ending AUM	$1,387.7	$1,578.1	(12%)
Average AUM	$1,353.5	$1,554.2	(13%)

AUM BY ASSET CLASS

(in billions)	31-Dec-22	30-Sep-22	% Change	30-Jun-22	31-Mar-22	31-Dec-21
Fixed Income	$494.8	$490.9	1%	$536.3	$595.0	$642.1
Equity	419.1	392.3	7%	424.9	515.4	563.4
Alternative	257.4	225.1	14%	224.8	157.9	154.3
Multi-Asset	141.4	131.5	8%	136.2	151.9	154.0
Cash Management	75.0	57.6	30%	57.6	57.3	64.3
Total AUM	$1,387.7	$1,297.4	7%	$1,379.8	$1,477.5	$1,578.1
Average AUM for the Three-Month Period	$1,353.5	$1,373.6	(1%)	$1,439.8	$1,516.1	$1,554.2

AUM BY SALES REGION

(in billions)	31-Dec-22	30-Sep-22	% Change	30-Jun-22	31-Mar-22	31-Dec-21
United States	$993.1	$971.3	2%	$1,034.3	$1,107.2	$1,186.5
International
Asia-Pacific	123.4	118.4	4%	131.1	148.3	155.0
Europe, Middle East and Africa	156.4	126.6	24%	133.6	143.4	156.2
Americas, excl. U.S.	114.8	81.1	42%	80.8	78.6	80.4
Total international	394.6	326.1	21%	345.5	370.3	391.6
Total	$1,387.7	$1,297.4	7%	$1,379.8	$1,477.5	$1,578.1

AUM AND FLOWS BY ASSET CLASS

(in billions)
for the three months ended December 31, 2022	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at October 1, 2022	$490.9	$392.3	$225.1	$131.5	$57.6	$1,297.4
Long-term inflows	28.5	27.2	6.5	8.3	—	70.5
Long-term outflows	(41.8)	(26.9)	(6.8)	(5.9)	—	(81.4)
Long-term net flows	(13.3)	0.3	(0.3)	2.4	—	(10.9)
Cash management net flows	—	—	—	—	17.5	17.5
Total net flows	(13.3)	0.3	(0.3)	2.4	17.5	6.6
Acquisition	—	—	34.9	—	—	34.9
Net market change, distributions and other[5]	17.2	26.5	(2.3)	7.5	(0.1)	48.8
AUM at December 31, 2022	$494.8	$419.1	$257.4	$141.4	$75.0	$1,387.7

(in billions)
for the three months ended September 30, 2022	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at July 1, 2022	$536.3	$424.9	$224.8	$136.2	$57.6	$1,379.8
Long-term inflows	26.2	22.6	5.8	5.3	—	59.9
Long-term outflows	(42.3)	(28.6)	(4.6)	(4.8)	—	(80.3)
Long-term net flows	(16.1)	(6.0)	1.2	0.5	—	(20.4)
Cash management net flows	—	—	—	—	0.1	0.1
Total net flows	(16.1)	(6.0)	1.2	0.5	0.1	(20.3)
Net market change, distributions and other[5]	(29.3)	(26.6)	(0.9)	(5.2)	(0.1)	(62.1)
AUM at September 30, 2022	$490.9	$392.3	$225.1	$131.5	$57.6	$1,297.4

(in billions)
for the three months ended December 31, 2021	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at October 1, 2021	$650.3	$523.6	$145.2	$152.4	$58.6	$1,530.1
Long-term inflows	43.7	46.1	6.1	11.1	—	107.0
Long-term outflows	(35.6)	(33.4)	(3.1)	(10.8)	—	(82.9)
Long-term net flows	8.1	12.7	3.0	0.3	—	24.1
Cash management net flows	—	—	—	—	5.8	5.8
Total net flows	8.1	12.7	3.0	0.3	5.8	29.9
Acquisition	—	4.6	0.8	2.3	—	7.7
Net market change, distributions and other[5]	(16.3)	22.5	5.3	(1.0)	(0.1)	10.4
AUM at December 31, 2021	$642.1	$563.4	$154.3	$154.0	$64.3	$1,578.1

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
•Special termination benefits related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Impact on compensation and benefits expense from gains and losses on investments related to deferred compensation plans, which is offset in investment and other income (losses), net.
•Impact on compensation and benefits expense related to minority interests in certain subsidiaries, which is offset in net income (loss) attributable to redeemable noncontrolling interests.
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:
•Activities of CIPs.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
◦Write off of noncontrolling interests related to the wind down of an acquired business.
◦Interest expense for amortization of Legg Mason debt premium from acquisition-date fair value adjustment.
•Special termination benefits related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Net gains or losses on investments related to deferred compensation plans which are not offset by compensation and benefits expense.
•Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests.
•Unrealized investment gains and losses.
•Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per share impacts of the adjustments applied to net income in calculating adjusted net income.

In calculating our non-GAAP measures, we adjust for the impact of CIPs because it is not considered reflective of our underlying results of operations. Acquisition-related items and special termination benefits are excluded to facilitate comparability to other asset management firms. We adjust for compensation and benefits expense related to funded deferred compensation plans because it is partially offset in other income (expense), net. We adjust for compensation and benefits expense and net income (loss) attributable to redeemable noncontrolling interests to reflect the economics of certain profits interest arrangements. Sales and distribution fees and a portion of investment management fees generally cover sales, distribution and marketing expenses and, therefore, are excluded from adjusted operating revenues. In addition, when calculating adjusted net income and adjusted diluted earnings per share we exclude unrealized investment gains and losses included in investment and other income (losses) because the related investments are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended
	31-Dec-22	30-Sep-22	31-Dec-21
Operating income	$194.0	$348.5	$557.7
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	5.1	9.7	8.3
Acquisition-related retention	63.6	48.8	40.0
Compensation and benefits expense from gains (losses) on deferred compensation, net	5.6	(6.3)	4.2
Other acquisition-related expenses	22.6	1.8	14.7
Amortization of intangible assets	83.2	81.5	58.3
Special termination benefits	10.9	0.4	2.7
Compensation and benefits expense related to minority interests in certain subsidiaries	10.1	9.7	—
Adjusted operating income	$395.1	$494.1	$685.9

Total operating revenues	$1,967.1	$1,939.0	$2,224.0
Add (subtract):
Acquisition-related pass through performance fees	(144.5)	(3.8)	(0.4)
Sales and distribution fees	(291.9)	(311.0)	(398.2)
Allocation of investment management fees for sales, distribution and marketing expenses	(96.7)	(101.8)	(111.9)
Elimination of operating revenues upon consolidation of investment products*	5.1	9.7	8.3
Adjusted operating revenues	$1,439.1	$1,532.1	$1,721.8

Operating margin	9.9%	18.0%	25.1%
Adjusted operating margin	27.5%	32.2%	39.8%

(in millions, except per share data)	Three Months Ended
	31-Dec-22	30-Sep-22	31-Dec-21
Net income attributable to Franklin Resources, Inc.	$165.6	$232.7	$453.2
Add (subtract):
Net income of consolidated investment products*	(3.6)	(3.5)	10.0
Acquisition-related retention	63.6	48.8	40.0
Other acquisition-related expenses	28.7	7.9	15.1
Amortization of intangible assets	83.2	81.5	58.3
Special termination benefits	10.9	0.4	2.7
Net (gains) losses on deferred compensation plan investments not offset by compensation and benefits expense	(7.6)	0.4	(0.3)
Unrealized investment (gains) losses	(30.7)	74.1	1.8
Interest expense for amortization of debt premium	(6.3)	(6.3)	(6.3)
Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests	0.4	0.9	—
Net income tax expense of adjustments	(41.8)	(42.5)	(20.9)
Adjusted net income	$262.4	$394.4	$553.6

Diluted earnings per share	$0.32	$0.46	$0.88
Adjusted diluted earnings per share	0.51	0.78	1.08
__________________
*    The impact of CIPs is summarized as follows:

(in millions)	Three Months Ended
	31-Dec-22	30-Sep-22	31-Dec-21
Elimination of operating revenues upon consolidation	$(5.1)	$(9.7)	$(8.3)
Other income (expenses), net	(2.8)	(24.6)	72.5
Less: income (loss) attributable to noncontrolling interests	(11.5)	(37.8)	74.2
Net income	$3.6	$3.5	$(10.0)

Notes
1.Net income represents net income attributable to Franklin Resources, Inc.
2.“Adjusted net income,” “adjusted diluted earnings per share,” “adjusted operating income” and “adjusted operating margin” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.
3.Average AUM represents monthly average AUM.
4.Cash and cash equivalents and investments includes approximately $300 million at December 31, 2022 attributable to employee-owned and other third-party investments made through partnerships which are offset in nonredeemable noncontrolling interests.
5.Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.
Franklin Resources, Inc. (NYSE: BEN) is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 155 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the Company offers boutique specialization on a global scale, bringing extensive capabilities in fixed income, equity, alternatives and multi-asset solutions. With offices in more than 30 countries and approximately 1,300 investment professionals, the California-based company has over 75 years of investment experience and approximately $1.4 trillion in AUM as of December 31, 2022. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

Some of the statements herein may include forward-looking statements that reflect our current views with respect to future events, financial performance and market conditions. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements, including pandemic-related risks, market and volatility risks, investment performance and reputational risks, global operational risks, competition and distribution risks, third-party risks, technology and security risks, human capital risks, cash management risks, and legal and regulatory risks. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and our subsequent Quarterly Reports on Form 10-Q. If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

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